INDEPENDENT AUDITORS' CONSENT


Securities and Exchange Commission
Washington, DC

We consent to the use in this registration statement of Caddo Enterprises, Inc. on Form SB-2/ Amendment 1 (A-1) of our report dated January 10, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Cordovano and Harvey, P.C.
Denver, Colorado
January 15, 2001